Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249476 on Form S-3 and Registration Statement No. 333-172371, No. 333-225138, No. 333-231289, and No. 333-237216 on Form S-8 of our report dated February 25, 2021, relating to the consolidated financial statements of Leaf Group Ltd. and the effectiveness of Leaf Group Ltd.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Los Angeles, California

February 25, 2021